Calculation of Filing Fee Tables
S-4
Twin Vee Holdco Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	Other	1,196,210		$ 5,640,130.15	0.000087	$ 490.69
Fees to be Paid	2	Equity	Common Stock, par value $0.0001 per share	Other	15,892,504		$ 6,309,466.60	0.000087	$ 548.92
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 11,949,596.75		$ 1,039.61
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,039.61
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Calculated in accordance with Rule 457(f)(1) under the Securities Act. Based on the average of the high and low prices for Twin Vee PowerCats Co. common stock on the Nasdaq Stock Market on October 20, 2026 of $9.43.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	598,105	$ 9.43	$ 5,640,130.15			$ 5,640,130.15

[2]	Rule 457(f) Fee Calculation Details 2. Calculated in accordance with Rule 457(f)(2) under Securities Act. Based on the book value of USFM Corporation as of June 30, 2026.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	233,252	$ 27.05	$ 6,309,466.60			$ 6,309,466.60

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date